Exhibit 99.1
NEWS RELEASE

Cornerstone Building Brands Completes Divestiture of its Insulated Metal Panels Business for $1 Billion, Accelerates Long-term Value Creation

CARY, NC, August 9, 2021 - Cornerstone Building Brands, Inc. (NYSE: CNR) (the “Company”), the largest manufacturer of exterior building products in North America, announced today that it completed the previously announced sale of its Insulated Metal Panels (“IMP”) business to Nucor Insulated Panel Group, Inc. and certain of its subsidiaries (collectively, “Nucor”) in a cash transaction for $1 billion, subject to customary adjustments. The Company expects post-tax transaction proceeds to be used to pay down a portion of its secured credit facilities, invest in organic growth and efficiency projects and strategic acquisitions.

This strategic transaction positions the Company for further growth in large, deep markets and strengthens its financial flexibility. We continually evaluate our portfolio, taking actions that will result in a more focused and simplified portfolio, which we believe will enhance Cornerstone Building Brands’ value proposition, fueling growth and value creation.
About Cornerstone Building Brands
Cornerstone Building Brands is the largest manufacturer of exterior building products for residential and low-rise non-residential buildings in North America. Headquartered in Cary, N.C., we serve residential and commercial customers across the new construction and repair and remodel markets. Our market leading portfolio of products spans vinyl windows, vinyl siding, stone veneer, metal roofing, metal wall systems and metal accessories. Cornerstone Building Brands’ broad, multichannel distribution platform and expansive national footprint includes more than 20,000 employees at manufacturing, distribution and office locations throughout North America. Corporate stewardship and environmental, social and governance (ESG) responsibility are deeply embedded in our culture, and we are committed to contributing positively to the communities where we live, work and play. For more information, visit us at www.cornerstonebuildingbrands.com.

Forward-Looking Statements

Certain statements in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expect,” “will,” “believe,” “anticipate,” “guidance,” “plan,” “potential,” “should,” “forecast,” “target” and similar expressions are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current expectations, assumptions and/or beliefs concerning future events. As a result, these forward-looking statements rely on a number of assumptions, forecasts, and estimates and, therefore, these forward-looking statements are subject to a number of risks and uncertainties that may cause the Company’s actual performance to differ materially from that projected in such statements. Such forward-looking statements include statements concerning our use of the proceeds from the transaction. Among the factors that could cause actual results to differ materially include, but are not limited to, those described under “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and other filings with the Securities and Exchange Commission. The Company expressly disclaims any obligation to update these forward-looking statements, whether as a result of new information, future events, or otherwise.

Contacts:
Tina Beskid – Investor Relations
Jennifer Minx – Media Relations
1-866-419-0042
info@investors.cornerstonebuildingbrands.com